TerrAscend Reports Fourth Quarter and Full Year 2023 Financial Results

Full year 2023 record Net Revenue of $317.3 million, an increase of 28.0% year-over-year

Full year 2023 Gross Profit margin of 50.3%, a 930 basis-point improvement year-over-year

Full year 2023 Adjusted EBITDA from continuing operations1 of $68.8 million, an increase of 77.1% year-over-year

Delivered first full year of both positive Cash Flow from continuing operations and Free Cash Flow2

TORONTO, March 14, 2024 - TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND, OTCQX: TSNDF), a leading North American cannabis company, today reported its financial results for the fourth quarter and full year ended December 31, 2023. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (GAAP), unless indicated otherwise.

The following financial measures are reported as results from continuing operations due to the shutdown of the licensed producer business in Canada, which is reported as discontinued operations through September 30, 2023. All historical periods have been restated accordingly.

Fourth Quarter 2023 Financial Highlights

●
Net Revenue was $86.6 million, an increase of 25.5% year-over-year.
●
Gross Profit Margin was 48.2%, compared to 44.6% in Q4 2022.
●
GAAP Net loss from continuing operations was $41.8 million, inclusive of $57.7 million of non-cash impairment charges, compared to a net loss of $2.0 million in Q4 2022. The non-cash impairment charges were recorded against goodwill and intangibles for the Company’s Michigan and California businesses.
●
EBITDA from continuing operations1 was ($36.7) million, including the aforementioned non-cash impairment charges of $57.7 million, compared to $30.0 million in Q4 2022.
●
Adjusted EBITDA from continuing operations1 was $19.6 million, an increase of 60.7% year-over-year.
●
Adjusted EBITDA Margin from continuing operations1 was 22.7%, compared to 17.7% in Q4 2022.
●
Cash flow provided by continuing operations was $9.4 million compared to $7.3 million in Q4 2022.
●
Free Cash Flow2 was $7.9 million compared to $3.9 million in Q4 2022.

Full Year 2023 Financial Highlights

●
Net Revenue was $317.3 million, an increase of 28.0% year-over-year.
●
Gross Profit Margin was 50.3% compared to 41.0% in 2022.
●
GAAP Net Loss from continuing operations was $82.3 million, inclusive of $58.0 million of non-cash impairment charges, compared to a net loss from continuing operations of $299.4 million in 2022, inclusive of $311.1 million of non-cash impairment charges. The non-cash impairment charges were recorded against goodwill and intangibles for the Company's Michigan and California businesses.
●
EBITDA from continuing operations1 was ($3.3) million, compared to ($248.5) million in 2022, including the aforementioned non-cash impairment charges of $58.0 million in 2023 and $311.1 million in 2022.
●
Adjusted EBITDA from continuing operations1 was $68.8 million, an increase of 77.1% year-over-year.
●
Adjusted EBITDA Margin from continuing operations1 was 21.7% compared to 15.7% in 2022.
●
Cash flow provided by (used in) continuing operations was $31.1 million compared to ($21.8) million in 2022.
●
Free Cash Flow2 was $23.4 million compared to ($61.5) million in 2022.

“We made substantial progress in 2023 across virtually all facets of our business, including significantly improving our margins, transforming our balance sheet, materially lowering our interest expense, and delivering positive free cash flow, all while driving industry leading revenue growth of 28%. I am extremely pleased that, for the first time in our history, we generated positive cash flow for a full year, with $31.1 million in cash flow from continuing operations and $23.4 million in free cash flow,” stated Jason Wild, Executive Chairman of TerrAscend. “We have the right team, high-performing assets, strong operating results and cash flow, and ample greenfield opportunities to pursue additional growth. 2023 was about operational excellence and strengthening the foundation. 2024 is about expansion by capitalizing on the current environment and entering into attractive states on accretive terms which would not have been possible two years ago.”

Financial Summary Q4 2023, Full Year 2023 and Comparative Periods

All figures are restated for the Canadian business recorded as discontinued operations through Q4 2023.

(in millions of U.S. Dollars)	Q4 2023	Q4 2022	2023	2022
Revenue, net	86.6	69.0	317.3	247.8
Year-over-Year increase	25.5%	50.3%	28.0%	27.6%

Gross profit	41.8	30.8	159.7	101.5
Gross profit margin	48.2%	44.6%	50.3%	41.0%

General & Administrative expenses	27.7	34.5	115.2	115.6
Share-based compensation expense (included in G&A expenses above)	2.2	1.6	7.7	12.2
G&A as a % of revenue, net	32.0%	50.0%	36.3%	46.6%

Net loss from continuing operations	(41.8)	(2.0)	(82.3)	(299.4)

EBITDA from continuing operations	(36.7)	30.0	(3.3)	(248.5)

Adjusted EBITDA from continuing operations[1]	19.6	12.2	68.8	38.8
Adjusted EBITDA Margin from continuing operations[1]	22.7%	17.7%	21.7%	15.7%

Net cash provided by (used in) operations- continuing operations	9.4	7.3	31.1	(21.8)

Free Cash Flow[2]	7.9	3.9	23.4	(61.5)

1. Adjusted EBITDA from continuing operations and Adjusted EBITDA Margin from continuing operations are non-GAAP measures. Please see discussion of non-GAAP measures and reconciliation to Net Income (Loss) for Adjusted EBITDA from continuing operations and Net Revenue for Adjusted EBITDA Margin from continuing operations, the closest comparable GAAP measures, at the end of this press release.

2. Free Cash Flow is non-GAAP measure defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and is reconciled to net cash provided by operating activities, the closest respective GAAP measure, at the end of this release.

2023 Business and Operational Highlights

•
First full year of positive cash flow provided by continuing operations and positive Free Cash Flow in the Company’s history.
•
In March 2023, promoted Ziad Ghanem to the role of Chief Executive Officer.
•
Closed on Private Placements totaling $21.0 million, enabling qualification for Toronto Stock Exchange (“TSX”) listing.
•
Completed sale of Mississauga facility in Canada for CAD $19.7 million.
•
Closed on a $25.0 million commercial loan with Stearns Bank carrying an interest rate of prime plus 2.25%, equivalent to 10.5%, with proceeds used to pay down higher interest debt.
•
Paid down $43.0 million of Ilera senior secured term loan.
•
Closed on the acquisition of four high-performing retail dispensaries in Maryland.
•
Commenced adult-use sales in Maryland with the maximum four retail dispensaries permitted and a state-of-the-art cultivation and manufacturing facility.
•
Commenced trading on the TSX under the symbol ‘TSND’ on July 4, 2023.
•
Introduced Wana infused gummies in New Jersey and Maryland.
•
Successfully launched both Kind Tree and Legend in Michigan, as well as Legend and Valhalla in Pennsylvania.
•
Scaled up production of non-flower THC SKUs at Hagerstown, Maryland facility.
•
Opened 18th and 19th Michigan retail locations.
•
Awarded Maryland “Best Retail Expansion Strategy” by Benzinga.
•
Provided foundational support to the David Boies lawsuit filed against the U.S. Attorney General, seeking equal treatment for cannabis businesses.

Subsequent Events

•
Paid down additional $9.8 million of debt.
•
Acquired the remaining 50.1% equity in State Flower, a California cultivator, and three Apothecarium dispensaries in California, all of which were already previously consolidated into financial results.
•
Expanded Valhalla product lineup to include one of the first 100mg edibles in Pennsylvania.

Fourth Quarter 2023 Financial Results

Net revenue for the fourth quarter of 2023 was $86.6 million as compared to $69.0 million for the fourth quarter of 2022, representing year-over-year growth of 25.5%. The 25.5% year-over-year growth was driven by the acquisition of four dispensaries and commencement of adult-use sales in Maryland, and a more than doubling of the Company’s wholesale business in New Jersey, partially offset by retail declines in New Jersey and Michigan.

Gross profit margin for the fourth quarter of 2023 was 48.2% as compared to 44.6% in the fourth quarter of 2022. The year-over-year improvement of 360 basis points was driven by yield improvements in New Jersey, margin optimization in Michigan, and the acquisition of four dispensaries and commencement of adult-use sales in Maryland. In the fourth quarter, gross margin in Maryland declined compared to the previous quarter, resulting from an equipment malfunction which led to a crop failure at its Maryland facility. The product output from that incident led to higher discounting in the quarter. Maryland gross margins in the quarter were also impacted by temporary under absorption of fixed costs in non-flower production due to scale up in this area. The Company is increasing output of non-flower product to meet its growing wholesale business and increase verticality in its four dispensaries. The increased output is expected to partially improve gross margin in Q1 and more fully absorb fixed costs into Q2.

General & Administrative expenses (G&A) for the fourth quarter of 2023 were $27.7 million as compared to $34.5 million in the fourth quarter of 2022. G&A expenses, excluding stock-based compensation, were $25.4 million compared to $32.9 million in the fourth quarter of 2022. G&A as a percent of revenue, excluding stock-based compensation, was 29.4% in the fourth quarter, achieving the Company’s stated goal of 30%, compared to 47.6% in the fourth quarter of 2022. The fourth quarter of 2022 included a $10.0 million reserve for bad debt related to one customer in Michigan.

GAAP Net loss from continuing operations was $41.8 million, inclusive of $57.7 million of non-cash impairment charges, compared to a net loss of $2.0 million in Q4 2022. The non-cash impairment charges were recorded against goodwill and intangibles for the Company’s Michigan and California businesses.

Adjusted EBITDA from continuing operations, a non-GAAP measure, was $19.6 million, representing a 22.7% Adjusted EBITDA margin, as compared to $12.2 million and 17.7% in Q4 2022. The year-over-year improvement of 490 basis points was driven by gross margin expansion and G&A expense leverage.

Full Year 2023 Financial Results

Net revenue for the full year 2023 totaled $317.3 million, as compared to $247.8 million for 2022, an increase of 28.0%, primarily driven by adult-use sales in New Jersey, the acquisition of four retail dispensaries in Maryland, the commencement of adult-use sales in Maryland, and growth in retail sales in Michigan.

Gross profit margin was 50.3% compared to 41.0% for the full year 2022. The increase was driven by adult-use sales and yield improvements in New Jersey, adult-use sales and the acquisition of four retail dispensaries in Maryland, various margin optimization efforts in Michigan, and cost optimizations in Pennsylvania.

While revenue grew 28.0%, General & Administrative expenses (G&A) declined year-over-year. G&A expenses were $115.2 million, as compared to $115.6 million in 2022. G&A as a percent of revenue was 36.3% as compared to 46.6% in 2022. This 1,030 basis points of reduction as a percentage of revenue was driven by the growth in sales and the Company’s across the board efforts to optimize its costs and drive positive cash flow. Also, the fourth quarter of 2022 included a $10.0 million reserve for bad debt related to one customer in Michigan.

GAAP Net Loss from continuing operations was $82.3 million, inclusive of $58.0 million of non-cash impairment charges, compared to a net loss of $299.4 million in 2022, inclusive of $311.1 million of non-cash impairment charges. The non-cash impairment charges were recorded against goodwill and intangibles for the Company's Michigan and California businesses.

Adjusted EBITDA from continuing operations, a non-GAAP measure, was $68.8 million as compared to $38.8 million in 2022 resulting in an increase of 77.1% year-over-year. The year-over-year increase in Adjusted EBITDA from continuing operations was driven by the growth in revenue of 28.0% year-over-year, and improvements in gross margin. Adjusted EBITDA margin from continuing operations was 21.7% as compared to 15.7% in 2022, an improvement of 600 basis points year-over-year. The year-over-year improvement was driven by the improvements in gross margin and optimizations of G&A.

Balance Sheet and Cash Flow

Cash and cash equivalents, including restricted cash, were $25.3 million as of December 31, 2023, compared to $26.8 million as of December 31, 2022. Net cash provided by operating activities was $9.4 million for the fourth quarter of 2023 compared to $7.3 million in the fourth quarter of 2022. This represented the Company’s sixth consecutive quarter of positive cash flow from continuing operations. Capex spending was $1.5 million in the fourth quarter of 2023 related to the Company’s Hagerstown, Maryland expansion. Free cash flow was $7.9 million compared to $3.9 million in the fourth quarter of 2022. During the quarter, payments were made related to $4.1 million of debt paydown and $4.7 million of cash distributions to the Company’s New Jersey partners.

After initiating a comprehensive evaluation in early 2023, and based on legal interpretations, the Company has changed its tax position to challenge its tax liability under Internal Revenue Code - Section 280E. This has resulted in the reclassification of $59.2 million of tax liabilities, as of December 31, 2023, to long term liabilities and an uncertain tax position on the balance sheet. The Company will be filing amended returns for calendar years 2020, 2021 and 2022 and expects to receive refunds of approximately $26 million of federal and state refunds related to 2020 and 2021. The current income tax liability on December 31, 2023 was $4.8 million and the Company plans to make payments as an ordinary taxpayer going forward.

As of March 13, 2024, there were 367 million basic shares outstanding including 291 million common shares, 13 million preferred shares as converted, and 63 million exchangeable shares. Additionally, there are 42 million warrants and options outstanding at a weighted average price of $3.91.

Conference Call

TerrAscend will host a conference call today, March 14, 2024, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, President and Chief Operating Officer, and Keith Stauffer, Chief Financial Officer, will host the call starting at 5:00 p.m. Eastern time. A question-and-answer session will follow management's presentation.

Date:	Thursday, March 14, 2024
Time:	5:00 p.m. Eastern Time
Webcast:	https://ir.terrascend.com/news-events/ir-calendar
Dial-in Number:	1-888-664-6392
Replay:	416-764-8677 or 1-888-390-0541 Available until 12:00 midnight Eastern Time Thursday, March 28, 2024 Replay Entry Code: 119971#

Financial results and analyses are available on the Company’s website (www.terrascend.com) and SEDAR+ (www.sedarplus.ca).

The Toronto Stock Exchange (“TSX”) has neither approved nor disapproved the contents of this news release. Neither the TSX nor any securities regulator accepts responsibility for the adequacy or accuracy of this release.

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan, and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada, Inc. (“TerrAscend”). TerrAscend operates The Apothecarium, Gage, and other dispensary retail locations, as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the US Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend's operations and financial performance.

Forward Looking Information

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include statements with respect to future revenue and profits. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 14, 2024.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates: (i) EBITDA from continuing operations and Adjusted EBITDA from continuing operations as net income (loss), adjusted to exclude [provision for income taxes, finance expenses, depreciation and amortization, relief of fair value upon acquisition, share-based compensation, gain on extinguishment of debt, restructuring related charges, impairment of good will and intangible assets and certain other items which management believes are not reflective of the ongoing operations and performance, (ii) Adjusted EBITDA Margin from continuing operations as EBITDA from continuing operations adjusted for certain material non-cash items such as inventory write downs outside of the normal course of operations, share based compensation expense, impairment charges taken on goodwill, intangible assets and property and equipment, the gain or loss recognized on the revaluation of our contingent consideration liabilities, the gain or loss recognized on the remeasurement of the fair value of the U.S denominated preferred share warrants and other warrants liabilities, one time fees incurred in connection with our acquisitions and certain other adjustments management believes are not reflective of the ongoing operations and performance, (iii) Free Cash Flow as net cash provided by operating activities from continuing operations as presented in the Consolidated Statements of Cash Flows, less capital expenditures for property and equipment, and (iv) General & Administrative expenses excluding stock-based compensation as a percentage of Revenue, net. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes this definition is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com

855-837-7295

TerrAscend Corp.

Consolidated Balance Sheet

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$22,241	$26,158
Restricted cash	3,106	605
Accounts receivable, net	19,048	22,443
Investments	1,913	3,595
Inventory	51,683	46,335
Assets held for sale	—	17,349
Prepaid expenses and other current assets	4,898	5,508
	102,889	121,993
Non-Current Assets
Property and equipment, net	196,215	215,812
Deposits	337	837
Operating lease right of use assets	43,440	29,451
Intangible assets, net	215,854	239,704
Goodwill	106,929	90,328
Other non-current assets	854	3,462
	563,629	579,594
Total Assets	$666,518	$701,587

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$49,897	$44,286
Deferred revenue	4,154	2,935
Loans payable, current	137,737	48,335
Contingent consideration payable, current	6,446	5,184
Operating lease liability, current	1,244	1,857
Lease obligations under finance leases, current	2,030	521
Corporate income tax payable	4,775	23,077
Other current liabilities	717	2,599
Current liabilities from discontinued operations	—	9,111
	207,000	137,905
Non-Current Liabilities
Loans payable, non-current	61,633	145,852
Operating lease liability, non-current	45,384	31,545
Lease obligations under finance leases, non-current	407	6,713
Derivative liability	5,162	711
Convertible debt	7,266	—
Deferred income tax liability	17,175	30,700
Financing obligations	—	11,198
Liability on uncertain tax position and other long term liabilities	81,751	15,792
	218,778	242,511
Total Liabilities	425,778	380,416
Commitments and Contingencies
Shareholders' Equity
Share Capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 12,350 and 12,608 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Series C, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Series D, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Proportionate voting shares, no par value, unlimited shares authorized; nil and nil shares outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 76,996,538 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Common shares, no par value, unlimited shares authorized; 288,327,497 and 259,624,531 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	944,859	934,972
Accumulated other comprehensive income	1,799	2,085
Accumulated deficit	(704,162)	(618,260)
Non-controlling interest	(1,756)	2,374
Total Shareholders' Equity	240,740	321,171
Total Liabilities and Shareholders' Equity	$666,518	$701,587

TerrAscend Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the years ended
	December 31, 2023	December 31, 2022	December 31, 2021
Revenue, net	$317,328	$247,829	$194,210

Cost of Sales	157,630	146,325	81,708

Gross profit	159,698	101,504	112,502

Operating expenses:
General and administrative	115,189	115,588	75,107
Amortization and depreciation	9,433	9,658	5,533
Impairment of intangible assets	51,303	140,727	3,633
Impairment of goodwill	4,690	170,357	5,007
Impairment of property and equipment	2,079	1,089	312
Total operating expenses	182,694	437,419	89,592

(Loss) income from operations	(22,996)	(335,915)	22,910

Other (income) expense
(Gain) loss from revaluation of contingent consideration	(645)	(1,061)	3,584
Gain on extinguishment of debt	—	(4,153)	—
Gain on fair value of warrants and purchase option derivative assets	(322)	(58,523)	(57,904)
Gain on disposal of fixed assets	(1,914)	—	—
Finance and other expenses	37,041	35,893	27,849
Transaction and restructuring costs	344	1,445	3,111
(Gain) Loss on lease termination	(1,217)	—	3,278
Unrealized and realized foreign exchange (gain) loss	(53)	712	4,654
Unrealized and realized loss (gain) on investments	2,603	(43)	(6,192)
(Loss) income from continuing operations before provision for (benefit from) income taxes	(58,833)	(310,185)	44,530
Provision for (benefit from) income taxes	23,453	(10,783)	28,877
Net (loss) income from continuing operations	$(82,286)	$(299,402)	$15,653

Discontinued operations:
Loss from discontinued operations, net of tax	(4,444)	$(25,949)	$(9,518)
Net (loss) income	$(86,730)	$(325,351)	$6,135

Foreign currency translation	286	738	(6,485)
Comprehensive (loss) income	$(87,016)	$(326,089)	$12,620

Net (loss) income from continuing operations attributable to:
Common and proportionate Shareholders of the Company	(91,101)	$(303,959)	$12,629
Non-controlling interests	$8,815	$4,557	$3,024

Comprehensive (loss) income attributable to:
Common and proportionate Shareholders of the Company	$(95,831)	$(330,646)	$9,596
Non-controlling interests	$8,815	$4,557	$3,024

Net (loss) income per share
Net (loss) income per share - basic:
Continuing operations	$(0.33)	$(1.24)	$0.07
Discontinued operations	(0.02)	(0.11)	(0.05)
Net (loss) income per share - basic	$(0.35)	$(1.35)	$0.02
Weighted average number of outstanding common and proportionate voting shares	279,285,588	244,351,028	181,056,654

Net (loss) income per share - diluted:
Continuing operations	$(0.33)	$(1.24)	$0.06
Discontinued operations	(0.02)	(0.11)	(0.05)
Net (loss) income per share - diluted	$(0.35)	$(1.35)	$0.01
Weighted average number of outstanding common and proportionate voting shares, assuming dilution	279,285,588	244,351,028	208,708,664

TerrAscend Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2021
Operating activities
Net (loss) income from continuing operations	$(82,286)	$(299,402)	$15,653
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Non-cash adjustments of inventory	985	9,082	4,941
Accretion expense	10,674	9,740	4,273
Depreciation of property and equipment and amortization of intangible assets	20,382	22,624	12,789
Amortization of operating right-of-use assets	2,319	1,980	1,074
Share-based compensation	7,707	12,162	14,941
Deferred income tax expense	(18,615)	(35,299)	(1,245)
Gain on fair value of warrants and purchase option derivative	(322)	(58,523)	(57,904)
Gain on disposal of fixed assets	(1,914)	—	—
(Gain) loss from revaluation of contingent consideration	(645)	(1,061)	3,584
Impairment of goodwill and intangible assets	55,993	311,084	8,640
Impairment of property and equipment	2,079	1,089	312
(Gain) loss on derecognition of right of use assets and lease termination	(1,217)	1,163	3,278
Release of indemnification asset	—	3,973	4,504
Forgiveness of loan principal and interest	—	—	(1,414)
Bad debt expense	—	9,941	—
Employee Retention Credits recorded in other income	—	(9,440)	—
Gain on extinguishment of debt	—	(4,153)	—
Debt modification fees expensed	—	2,507	—
Unrealized and realized foreign exchange (gain) loss	(53)	712	4,654
Unrealized and realized loss (gain) on investments	2,603	(43)	(6,192)
Changes in operating assets and liabilities
Receivables	(9,259)	2,862	(3,209)
Inventory	(5,185)	676	(18,508)
Prepaid expense and other current assets	1,198	856	(1,649)
Deposits	500	3,666	—
Other assets	797	711	(726)
Accounts payable and accrued liabilities and other payables	644	(12,103)	2,820
Operating lease liability	(1,861)	(1,314)	(663)
Other liability	(2,070)	(13,846)	6,440
Uncertain tax position liabilities	66,404	3,905	(2,690)
Contingent consideration payable	—	(410)	(11,394)
Corporate income tax payable	(18,946)	14,598	(6,938)
Deferred revenue	1,219	428	467
Net cash provided by (used in) operating activities- continuing operations	31,131	(21,835)	(24,162)
Net cash used in operating activities - discontinued operations	(3,660)	(4,288)	(7,653)
Net cash provided by (used in) operating activities	27,471	(26,123)	(31,815)

Investing activities
Investment in property and equipment	(7,762)	(39,631)	(39,835)
Investment in intangible assets	(1,666)	(2,261)	(376)
Principal payments received on lease receivable	—	515	677
Distribution of earnings from associates	—	—	469
Investment in NJ partnership	—	—	(50,000)
Deposits for business acquisition	—	(1,065)	—
Success fees related to ATC and other investment	(3,012)	—	—
Payment for land contracts	(1,275)	(1,271)	—
Cash portion of consideration (paid in) received acquisitions, net of cash of acquired	(16,789)	16,227	(42,736)
Net cash used in investing activities - continuing operations	(30,504)	(27,486)	(131,801)
Net cash provided by (used in) investing activities - discontinued operations	14,285	(93)	(620)
Net cash used in investing activities	(16,219)	(27,579)	(132,421)

Financing activities
Transfer of Employee Retention Credit	12,677	—	—
Proceeds from loan payable, net of transaction costs	23,869	43,419	766
Proceeds from options and warrants exercised	98	24,342	30,785
Loan principal paid	(50,154)	(42,221)	(4,500)
Loan amendment fee paid and prepayment premium paid	(1,178)	(4,977)	—
Tax distributions to NJ partners	—	(1,539)	—
Capital contributions paid to non-controlling interests	(11,621)	(7,550)	(53)
Payments of contingent consideration	—	(6,630)	(18,274)
Proceeds from private placement, net of share issuance costs	20,822	—	173,477
Payments made for financing obligations and finance lease	(1,474)	(1,125)	—
Net cash (used in) provided by financing activities- continuing operations	(6,961)	3,719	182,201
Net cash used in financing activities- discontinued operations	(5,539)	—	—
Net cash (used in) provided by financing activities	(12,500)	3,719	182,201

Net (decrease) increase in cash and cash equivalents and restricted cash during the year	(1,248)	(49,983)	17,965
Net effects of foreign exchange	(168)	(2,896)	2,451
Cash and cash equivalents and restricted cash, beginning of the year	26,763	79,642	59,226
Cash and cash equivalents and restricted cash, end of the year	$25,347	$26,763	$79,642

Supplemental disclosure with respect to cash flows
Income taxes (refund received) paid	$(3,280)	$9,917	$37,060
Interest paid	$23,037	$26,840	$21,171
Lease termination fee paid	$379	$3,300	$—
Non-cash transactions
Equity and warrant liability issued as consideration for acquisition	$8,601	$338,739	$34,427
Shares issued for Canopy USA arrangement	$—	$55,520	$—
Warrant issued as consideration for services	$1,000	$—	$—
Promissory note issued as consideration for acquisitions	$11,689	$10,000	$8,839
Shares issued for legal and liability settlement	$794	$264	$—
Accrued capital purchases	$1,494	$2,187	$450

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for percentages)(unaudited)

The table below reconciles net loss from continuing operations to EBITDA from continuing operations and Adjusted EBITDA from continuing operations:

	For the Three Months Ended		For the Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue, net	$86,566	$69,041	$317,328	$247,829

Net loss	(41,814)	(12,522)	(86,730)	(325,351)
Net loss margin %	-48.3%	-18.1%	-27.3%	-131.3%

Loss from discontinued operations	—	10,572	4,444	25,949
Loss from continuing operations	(41,814)	(1,950)	(82,286)	(299,402)

Add (deduct) the impact of:
Provision for income taxes	(9,202)	14,819	23,453	(10,783)
Finance expenses	9,065	12,046	35,106	39,059
Amortization and depreciation	5,203	5,046	20,382	22,624
EBITDA from continuing operations	(36,748)	29,961	(3,345)	(248,502)
Add (deduct) the impact of:
Relief of fair value upon acquisition	—	—	—	2,770
Non-cash write downs of inventory	—	—	—	5,894
Vape recall	—	—	—	2,965
Share-based compensation	2,238	1,638	7,707	12,162
Impairment of goodwill and intangible assets	55,993	(20,158)	55,993	311,084
(Gain) Loss from revaluation of contingent consideration	—	(1,250)	(645)	(1,061)
Restructuring and executive severance	186	45	921	472
Legal settlements	—	623	746	623
Other one-time items	2	998	3,808	5,207
Loan modification fees	—	2,507	—	2,507
Bad debt expense write offs in Michigan	—	9,941	—	9,941
Employee Retention Credits Transfer Fee	—	(9,440)	2,236	(9,440)
Gain on extinguishment of debt	—	(4,153)	—	(4,153)
Gain on lease termination and derecognition of ROU asset	(1,217)	1,162	(1,012)	1,162
Gain on fair value of warrants and purchase option derivative asset	(2,886)	32	(322)	(58,523)
Indemnification asset release	—	—	—	3,973
Impairment of property and equipment	1,734	241	2,079	774
Gain on disposal of fixed assets	(35)	—	(1,914)	315
Unrealized and realized loss (gain) on investments	238	(34)	2,603	(43)
Unrealized and realized foreign exchange (gain) loss	122	99	(53)	712
Adjusted EBITDA from continuing operations	$19,627	$12,212	$68,802	$38,839
Adjusted EBITDA Margin from continuing operations	22.7%	17.7%	21.7%	15.7%

The table below reconciles Net cash provided by (used in) operating activities – continuing operations to Free Cash Flow:

	For the Three Months Ended		For the Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities- continuing operations	$9,420	$7,308	$31,132	$(21,835)
Capital expenditures for property and equipment	(1,538)	(3,391)	(7,762)	(39,631)
Free Cash Flow	$7,882	$3,917	$23,370	$(61,466)

The table below reconciles Revenue, net to General & Administrative expenses excluding stock-based compensation as a percentage of revenue, net:

	For the Three Months Ended		For the Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue, net	$86,566	$69,041	$317,328	$247,829

General & Administrative expenses	27,684	34,500	115,189	115,588
Less: stock-based compensation	2,238	1,638	7,707	12,162
General & Administrative expenses excluding stock-based compensation	$25,446	$32,862	$107,482	$103,426

G&A excluding stock-based compensation as a % of revenue, net	29.4%	47.6%	33.9%	41.7%